EXHIBIT 23.1
                                                                    ------------




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Boston Scientific Deferred Compensation Option Program of our report dated January 29, 2002, with respect to the consolidated financial statements of Boston Scientific Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and of our report dated March 25, 2002 with respect to the financial statement schedule included in the above Annual Report, filed with the Securities and Exchange Commission.





                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
August 22, 2002